CATERPILLAR FINANCIAL SERVICES CORPORATION

POWERNOTES (SM)

With Maturities of 9 months or more from Date of Issue


Registration No.  333-35460
Filed Pursuant to Rule 424 (b) (2)
PRICING SUPPLEMENT NO.  065				Trade Date: 04/05/01
(To Prospectus Supplement & Prospectus dated
  September 8, 2000)						Issue Date:  04/10/01
The Date of this Pricing Supplement April 5, 2001

SUBJECT TO REDEMPTION
OR REPAYMENT
Date and terms of redemption or repayment
(including any appicable regular or special record dates)

  CUSIP
     or	Stated				                                Interest
Common	Interest		         Price to	  Discounts &  Payment	   Survivor's
  Code	 Rate (1)	Maturity	Public (2)	Commissions  Frequency	 Option	Yes/No

14911QCS8   5.8%	04/15/08	100%	        1.25%      Monthly	      YES	    NO


Original Issue Discount Note:					Total Amount of OID:
____  Yes	  X   No						N/A



(1) The interest rates on the PowerNotes (SM) may be changed by Caterpillar Financial Services Corporation from time to time, but any such change will not affect the interest rate on any PowerNotes (SM) offered prior to the effective date of the change.

(2) Expressed as a percentage of aggregate principal amount. Actual Price to Public may be less, and will be determined by prevailing market prices at the time of purchase as set forth in the confirmation sheet.